UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(21))
☐	Definitive Information Statement

SMSA KATY ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined.):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total Fee Paid:

Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Dated Filed:

NOTICE OF STOCKHOLDER ACTION TO BE TAKEN
PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

June __, 2012

Dear SMSA Katy Acquisition Corp. Stockholders:

This Information Statement is first being mailed on or about June __, 2012 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of SMSA Katy Acquisition Corp., a Nevada corporation (the “Company”), as of the close of business on May 21, 2012 (the“Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the“Exchange Act”). This Information Statement relates to a written consent inlieu of a meeting, dated May 21, 2012, (the “Written Consent”) of stockholders owning at least a majority of the outstanding shares of Common Stock of the Company as of the Record Date (the “MajorityStockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to SMSA Katy Acquisition Corp.

The Written Consent authorized and approved a Certificate of Amendment of our Articles of Incorporation (the “Certificate of Amendment”) to change our name to “L2 Medical Development Company.” A copy of the Certificate of Amendment is attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and our Bylaws to approve the Certificate of Amendment. Accordingly, the Certificate of Amendment is not presently being submitted to our other stockholders for a vote. The action by Written Consent will become effective when the Company files the Certificate of Amendment with the Nevada Secretary of State.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors /s/ Matthew Lipton By: Matthew Lipton Its: Chief Executive Officer, President, Secretary, Chief Financial Officer and Sole Director

GENERAL INFORMATION

This Information Statement is being first mailed on or about June __, 2012 to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT OF OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the Certificate of Amendment requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, we had 10,030,612shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 21, 2012, our Board of Directors unanimously adopted resolutions approving the Certificate of Amendment and recommended that our stockholders approve the Certificate of Amendment as set forth in Appendix A. In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “L2 Medical Development Company” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business as a medical device incubation company.

CONSENTING STOCKHOLDERS

On the Record Date, the following Majority Stockholders holding an aggregate of 9,500,000 shares of our Common Stock, constituting 95% of our issued and outstanding our Common Stock, the sole class of our voting securities, consented in writing to the Certificate of Amendment.

Name of Stockholder	Number of Shares Owned	Percentage of Class
Matthew Lipton	9,500,000	95%

Accordingly, we have obtained all necessary corporate approvals in connection with the Certificate of Amendment. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

We will, when permissible following the expiration of the 20-day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Certificate of Amendment will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Our authorized capital currently consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Preferred Stock”). Each share of Common Stock entitles its record holder to one (1) vote per share. Holders of our Common Stock do not have cumulative voting, conversion, redemption rights or preemptive rights to acquire additional shares. Our Board of Directors is authorized, subject to limits imposed by relevant Nevada laws, to issue shares of Preferred Stock in one or more classes or series within a class upon authority of the Board of Directors without further stockholder approval. Any Preferred Stock issued in the future may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of the Company, or both. In addition, any such shares of Preferred Stock may have class or series voting rights.

At the close of business on the Record Date, we had 10,030,612shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

AMENDMENT OF OUR ARTICLES OF INCORPORATION

Our current Articles of Incorporation states that the name of the Company is “SMSA Katy Acquisition Corp.” On May 21, 2012, our Board of Directors unanimously approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment to our Articles of Incorporation to change our name to “L2 Medical Development Company.” The Majority Stockholders approved the Certificate of Amendment pursuant to a Written Consent dated as of May 21, 2012. The proposed Certificate of Amendment is attached hereto as Appendix A.

The Certificate of Amendment effecting the name change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

The change of our name to “L2 Medical Development Company” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our new business operations.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the proposed amendment to our Articles of Incorporation and the adoption of the Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 21, 2012 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of Common Stock;
•	each of our directors and executive officers; and
•	all of our directors and executive officers as a group.

Name	Address	Number of Shares Beneficially Owned	Percentage of Class Owned

Matthew Lipton(1)	13050 Pennystone Drive Farmers Branch, Texas 75244	9,500,000 Common Stock	95%

(1)	Mr. Lipton is our CEO, CFO, and Sole Director.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC.  The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

On May 9, 2012, we entered into a stock purchase agreement, (the “Stock Purchase Agreement”), with Matthew Lipton (the “Purchaser”), pursuant to which the Purchaser acquired 9,500,000 million shares of our common stock for $9,500.00 or, $.001 per share.  As a result of this transaction, 10,030,612 shares of our common stock are currently issued and outstanding.

Our current business plan is to develop a medical device incubation company. We have no capital and must depend on the Purchaser to provide us with the necessary funds to implement our business plan.

FORWARD-LOOKING STATEMENTS

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us.  The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict.  In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement.  The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information.  You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.   You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov.

Dated: June __, 2012	By Order of the Board of Directors /s/ Matthew Lipton By: Matthew Lipton Its: Chief Executive Officer, President, Secretary, Chief Financial Officer and Sole Director

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
SMSA KATY ACQUISITION CORP.
A Nevada Corporation

SMSA KATY ACQUISITION CORP., a Nevada corporation (the “Corporation”) organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”) DOES HEREBY CERTIFY:

Pursuant to the NRS, the Board of Directors of the Corporation hereby files this Certificate of Amendment to the Articles of Incorporation (the “Certificate”) and amends Article I as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended as follows:

ARTICLE I

NAME

The name of the Corporation shall be:    L2 Medical Development Company.